EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-202347) of Bion Environmental Technologies, Inc. of our report dated September 22, 2015 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), which appears on page F-2 of this annual report on Form 10-K for the year ended June 30, 2015.

/s/GHP HORWATH, P.C.

Denver, Colorado

September 22, 2015